Exhibit 10.3

RE: Management Services Agreement – Addendum C

May 12, 2023

Further to the Management Services Agreement dated March 24, 2021 (the “Agreement”) by and between Immix Biopharma, Inc. (the “Company”) and Alwaysraise LLC (“Alwaysraise”), this letter (“Addendum C”) hereby amends as follows:

The parties hereby amend Section 4 “Compensation” specifically as follows, and not otherwise:

1.	Delete “$35,416” and replace with “$37,166”.

All other terms and conditions of the Agreement remain in place.

IMMIX BIOPHARMA, INC.		ALWAYSRAISE LLC

By:	/s/ Ilya Rachman	By:	/s/ Gabriel Morris
Name:	Ilya Rachman	Name:	Gabriel Morris
Title:	CEO, Immix Biopharma	Title:

ACKNOWLEDGED AND ACCEPTED:

/s/ Gabriel Morris
Gabriel Morris